Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jennifer McGuffin

VP, Director of Corporate Communications

+1.630.245.1780

media@calamos.com

Calamos Asset Management, Inc. Reports

Third Quarter 2015 Results and Declares Dividend

NAPERVILLE, Ill., October 27, 2015 – Calamos Asset Management, Inc. (NASDAQ: CLMS), representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Calamos Asset Management, Inc. (CAM) and Calamos Investments LLC together operate a diversified global investment firm offering U.S. growth equity, international/global, convertible, multi-asset and alternative strategies, and today reported consolidated results for third quarter 2015 and comparative periods.

Highlights

Non-GAAP diluted earnings per share was $0.18 for the third quarter compared with $0.21 in the previous quarter and $0.23 in the third quarter of 2014.1 Non-GAAP net income attributable to Calamos Asset Management, Inc. was $3.3 million for the quarter compared with $3.9 million last quarter and $4.3 million in the third quarter of 2014.

GAAP diluted earnings per share was $0.02 for the third quarter of 2015 compared with $0.11 in the previous quarter and $0.18 in the third quarter of 2014. The decrease in GAAP diluted earnings per share compared with the previous quarter was primarily the result of investment losses, net of non-controlling interest in the current quarter. Net income attributable to CAM was $363,000 for the quarter compared with $2.0 million last quarter and $3.4 million in the third quarter of 2014.

Assets Under Management2 were $22.5 billion at September 30, 2015 compared with $24.4 billion at the end of last quarter and $24.5 billion at September 30, 2014. Net outflows were $436 million for the quarter compared with net outflows of $122 million in the previous quarter and net outflows of $800 million in the third quarter of 2014.

[1]	See Table A and Table A – Notes for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[2]	Assets Under Management do not include $612 million, $680 million, and $729 million as of September 30, 2015, June 30, 2015, and September 30, 2014, respectively, of assets under advisement for which the company provides model portfolio design and oversight.

Total revenues for the current quarter were $57.6 million compared with $60.4 million in the previous quarter and $63.5 million in the third quarter a year ago. Operating margin was 15.0% for the third quarter, 23.4% in the previous quarter and 25.0% in the third quarter of 2014.

The Board of Directors of CAM declared a regular quarterly dividend of 15 cents per share payable on November 23, 2015 to shareholders of record on November 9, 2015.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
(in millions)
Ending Assets Under Management	$22,454	$24,432	$24,514
Average Assets Under Management	$23,746	$24,763	$25,300
Net flows	$(436)	$(122)	$(800)

(in thousands, except earnings per share)
Total revenues	$57,618	$60,351	$63,532
Total operating expenses	$48,991	$46,259	$47,679
Operating income	$8,627	$14,092	$15,853
Operating margin	15.0%	23.4%	25.0%
Net income attributable to CAM	$363	$2,033	$3,369
Non-GAAP net income attributable to CAM	$3,347	$3,911	$4,309
Diluted earnings per share	$0.02	$0.11	$0.18
Non-GAAP diluted earnings per share	$0.18	$0.21	$0.23

Business Commentary

In recent years, John Calamos, Sr. established a strategic roadmap to bolster and specialize the firm’s investment capabilities. Since 2012, there has been a successful expansion of the investment team and product suite, approximately doubling the number of investment professionals while adding many new investment strategies, including long/short equities, global convertibles, and hedged equity income. In September 2015, the firm named four senior members of the current investment team as Co-Chief Investment Officers. Along with John Calamos, Sr., they will oversee the investment department and their respective strategies, including investment personnel. Gary Black transitioned from the firm as part of this structure change.

The four new Co-Chief Investment Officers are:

•	John Hillenbrand, CPA: Co-CIO, Head of Multi-Asset Strategies and Co-Head of Convertible Strategies

•	David Kalis, CFA: Co-CIO, Head of U.S. Growth Equity Strategies

•	Nick Niziolek, CFA: Co-CIO, Head of International and Global Strategies

•	Eli Pars, CFA: Co-CIO, Head of Alternative Strategies and Co-Head of Convertible Strategies

We are encouraged by the continued improvement in investment performance across a number of key strategies. We believe the evolution of our investment team along with the addition of resources have directly contributed to this overall improvement.

Robert Behan, CFA, was named President of Calamos Investments, and remains Head of Global Distribution. He has been with Calamos Investments for more than eight years and will oversee the firm’s business execution and strategic growth initiatives.

As part of the firm’s ongoing efforts toward strategic and opportunistic growth, we completed the acquisition of Phineus Partners LP, a global long/short manager based in San Francisco. The acquisition, which closed on September 30, 2015, enhances Calamos’ product offerings and role as an innovator in the liquid alternatives space.

Calamos Investments LLC repurchased 437,431 shares of CAM’s common stock during the third quarter, for a total cost of $5.2 million.

Assets Under Management and Flows

Assets Under Management as of September 30, 2015 were $22.5 billion, a decrease of $1.9 billion from the end of the second quarter.

•	For the quarter, net outflows were $436 million. Market depreciation of $1.5 billion was experienced primarily in equity strategies.

•	Fund net outflows were $619 million for the quarter, primarily driven by outflows from U.S. growth and alternative strategies.

•	For the third quarter of 2015, net inflows into separate accounts were $183 million, driven primarily by the U.S. growth strategy.

Financial Discussion

Operating Income

Third quarter 2015 revenues of $57.6 million decreased 9% from third quarter 2014 primarily due to a decrease in Average Assets Under Management. Total operating expenses for the third quarter were $49.0 million, an increase of $1.3 million from $47.7 million in the third quarter of 2014, primarily as a result of higher compensation and general and administrative expenses, partially offset by lower distribution expenses. Operating income was $8.6 million for the third quarter compared with $15.9 million in the third quarter of 2014. Operating margin was 15.0% for the third quarter compared with 25.0% for the third quarter of 2014.

Non-Operating Income

GAAP non-operating loss was $11.7 million for the third quarter of 2015, as presented in Table B. Non-GAAP non-operating loss, net of redeemable non-controlling interest in partnerships,3 was $7.4 million during the third quarter of 2015, as presented in Table B.

[3]	Management believes non-operating income, net of redeemable non-controlling interest in partnership investments provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.

Income Taxes

CAM’s effective income tax rate was -13.4% for the third quarter of 2015, as presented in Table D, a result of $177,000 of provision to return true-ups from the 2014 income tax return. Excluding these items, CAM’s effective income tax rate was 41.9% for the third quarter of 2015 compared with 37.6% for the third quarter of 2014.

Financial Position

As of September 30, 2015, the corporate investment portfolio was $384.2 million, which included cash, cash equivalents, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries and to invest in other corporate strategic initiatives.

As of September 30, 2015, total long-term debt was $46.0 million and total equity was $377.0 million.

Market Capitalization

As of September 30, 2015, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Because of our ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 3:30 p.m. Central Time on Tuesday, October 27, 2015. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 877.876.9177 in the U.S. or Canada (785.424.1666 internationally), then entering conference ID #4792705. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #4792705. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including U.S. growth equity, international/global, convertible, multi-asset and alternatives. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds, an exchange traded fund and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London, New York and San Francisco. For more information, please visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Past performance is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
Revenues
Investment management fees	$46,738	$48,962	$50,418
Distribution and underwriting fees	10,264	10,747	12,438
Other	616	642	676

Total revenues	57,618	60,351	63,532
Expenses
Employee compensation and benefits	23,891	21,848	21,738
Distribution expenses	10,172	10,489	12,164
Marketing and sales promotion	4,063	4,330	3,897
General and administrative	10,865	9,592	9,880

Total operating expenses	48,991	46,259	47,679

Operating income	8,627	14,092	15,853
Non-operating income (loss)	(11,714)	(29)	3,631

Income (loss) before income tax provision	(3,087)	14,063	19,484
Income tax provision (benefit)	(46)	1,275	1,870

Net income (loss)	(3,041)	12,788	17,614
Net income attributable to non-controlling interest in Calamos Investments LLC	(894)	(11,249)	(15,936)
Net loss attributable to redeemable non-controlling interest in partnership investments	4,298	494	1,691

Net income attributable to CAM	$363	$2,033	$3,369

Earnings per share:
Basic	$0.02	$0.11	$0.19

Diluted	$0.02	$0.11	$0.18

Weighted average shares outstanding:
Basic	17,316,823	17,789,931	17,888,694

Diluted	18,208,850	18,635,798	18,781,856

Supplemental Information:
Non-GAAP net income attributable to CAM	$3,347	$3,911	$4,309

Non-GAAP diluted earnings per share	$0.18	$0.21	$0.23

Calamos Asset Management, Inc.

Assets Under Management (excluding Assets Under Advisement)

(in millions)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
Open-end Funds
Beginning Assets Under Management	$13,863	$14,334	$16,072
Sales	620	575	1,542
Redemptions	(1,220)	(1,148)	(1,912)
Market appreciation (depreciation)	(750)	102	(207)

Ending Assets Under Management	12,513	13,863	15,495

Average Assets Under Management	13,324	14,253	15,854

Closed-end Funds
Beginning Assets Under Management	6,977	6,758	6,511
Sales	10	262	6
Redemptions	(29)	—	—
Market depreciation	(559)	(43)	(203)

Ending Assets Under Management	6,399	6,977	6,314

Average Assets Under Management	6,809	7,027	6,437

Institutional Accounts
Beginning Assets Under Management	2,583	2,406	2,195
Sales	229	302	17
Redemptions	(93)	(146)	(390)
Market appreciation (depreciation)	(194)	21	(21)

Ending Assets Under Management	2,525	2,583	1,801

Average Assets Under Management	2,603	2,491	2,080

Managed Accounts
Beginning Assets Under Management	1,009	978	977
Sales	86	65	20
Redemptions	(39)	(32)	(83)
Market depreciation	(39)	(2)	(10)

Ending Assets Under Management	1,017	1,009	904

Average Assets Under Management	1,010	992	929

Total Assets Under Management
Beginning Assets Under Management	24,432	24,476	25,755
Sales	945	1,204	1,585
Redemptions	(1,381)	(1,326)	(2,385)
Market appreciation (depreciation)	(1,542)	78	(441)

Ending Assets Under Management	$22,454	$24,432	$24,514

Average Assets Under Management	$23,746	$24,763	$25,300

Ending Assets Under Management by Strategy
U.S. Growth	$7,211	$7,954	$7,817
Value	114	127	153
Global Growth	2,678	2,962	3,136
Convertible	2,021	2,118	2,357
Fixed Income/High Yield	215	232	385
Alternative	3,816	4,062	4,352
Multi-Strategy (Closed-end Funds)	6,399	6,977	6,314

Ending Assets Under Management	$22,454	$24,432	$24,514

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Net income attributable to CAM (GAAP)	$363	$2,033	$3,369
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Non-operating (income) loss, net of taxes	1,005	(101)	(1,039)

Non-GAAP net income attributable to CAM	$3,347	$3,911	$4,309

Diluted - Weighted average shares outstanding	18,208,850	18,635,798	18,781,856

Diluted earnings per share (GAAP)	$0.02	$0.11	$0.18
Non-GAAP diluted earnings per share	$0.18	$0.21	$0.23

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing our business.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election); and

(ii) non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing Non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings has accrued solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Redeemable Non-Controlling Interest in Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Interest income	$49	$45	$34
Interest expense	(766)	(766)	(885)

Net interest expense	(717)	(721)	(851)

Investment income (loss)[4]	(11,010)	540	4,457
Miscellaneous other income	13	152	25

Investment and other income (loss)	(10,997)	692	4,482

Non-operating income (loss) (GAAP)	(11,714)	(29)	3,631

Net loss attributable to redeemable non-controlling interest in partnership investments	4,298	494	1,691

Non-GAAP non-operating income (loss), net of redeemable non-controlling interest in partnership investments	$(7,416)	$465	$5,322

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
Returns reflected in earnings
Investment income (loss)[4]	$(11,010)	$540	$4,457
Net loss attributable to redeemable non-controlling interest in partnership investments	4,298	494	1,691

Returns reflected in equity
Net unrealized gain (loss) reported in equity, inclusive of non-controlling interest	(19,871)	1,382	(15,072)

Total corporate investment portfolio returns	$(26,583)	$2,416	$(8,924)

Average corporate portfolio	$315,081	$313,983	$364,626

Total corporate investment portfolio returns	-8.4%	0.8%	-2.4%

[4]	Investment income (loss) includes other-than-temporary impairment charges of $4.5 million and $811,000 for the three months ended September 30, 2015 and June 30, 2015, respectively.

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Income tax provision (benefit)	$(46)	$1,275	$1,870
Income tax (provision) benefit attributable to non-controlling interest in Calamos Investments LLC	3	(17)	(69)

Income tax provision (benefit) attributable to CAM	(43)	1,258	1,801

Net income attributable to CAM	363	2,033	3,369

Income before taxes attributable to CAM	$320	$3,291	$5,170

CAM’s effective income tax rate[5]	-13.4%	38.2%	34.8%

Source: Calamos Asset Management, Inc.

# # #

[5]	The income tax provision for the three months ended September 30, 2015 and 2014 includes provision to return true-ups of $177,000 and $142,000, respectively. Excluding these items, CAM’s effective tax rate would be 41.9% and 37.6% for the three months ended September 30, 2015 and 2014, respectively.